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                                                                     Exhibit 5.1

                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

        KNOXVILLE OFFICE                                                           DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                 REPLY TO:                          AMSOUTH CENTER
       KNOXVILLE, TN 37902                     AMSOUTH CENTER              315 DEADERICK STREET, SUITE 2700
         (865) 521-6200               315 DEADERICK STREET, SUITE 2700         NASHVILLE, TN 37238-3001
                                          NASHVILLE, TN 37238-0002                  (615) 742-6200
         MEMPHIS OFFICE                        (615) 742-6200
   THE TOWER AT PEABODY PLACE                                                      MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950               www.bassberry.com                   29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                                                    NASHVILLE, TN 37203-4322
         (901) 543-5900                                                             (615) 255-6161

                                 August 6, 2004

Pinnacle Financial Partners, Inc.
The Commerce Center
211 Commerce Street, Suite 300
Nashville, Tennessee 37201

         Re: Registration Statement on Form S-3 (File No. 333-117627)

Dear Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission on July 23, 2004, with respect to 977,500 shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of Pinnacle Financial Partners, Inc., a Tennessee corporation (the "Company"), to be sold by the Company on the terms set forth in the Registration Statement. Such 977,500 shares of Common Stock include 127,500 shares that may be purchased by the underwriter upon the exercise of an option to cover over-allotments.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares, when issued, delivered and paid for as set forth in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.


                                            Sincerely,


                                            /s/  Bass, Berry & Sims PLC